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PAGE 1
IDS Selective Fund, Inc.
File No. 2-10700/811-499

                                           EXHIBIT INDEX

Exhibit 5: Copy of Investment Management Services Agreement between Registrant and American Express Financial Corporation, dated March 20, 1995.

Exhibit 6: Copy of Distribution Agreement between Registrant and American Express Financial Advisors Inc., dated March 20, 1995.

Exhibit 8(a): Copy of Custodian Agreement between Registrant and First National Bank of Minneapolis, dated July 23, 1986.

Exhibit 9(b): Copy of Transfer Agency Agreement between the Registrant and American Express Financial
                      Corporation, dated March 20, 1995.

Exhibit 9(d): Copy of Shareholder Service Agreement between the Registrant and American Express Financial Advisors Inc., dated March 20, 1995.

Exhibit 9(e): Copy of Administrative Services Agreement between Registrant and American Express Financial
                      Corporation, dated March 20, 1995.

Exhibit 11:           Independent Auditors' Consent

Exhibit 15: Copy of Plan and Agreement of Distribution between Registrant and American Express Financial Advisors Inc., dated March 20, 1995.

Exhibit 17:           Fiancial Data Schedule

Exhibit 19(a): Directors' Power of Attorney, dated January 8, 1997.

Exhibit 19(c): Trustees' Power of Attorney, dated January 8, 1997.

Exhibit 19(d): Officers' Power of Attorney, dated April 11, 1996.